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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated August 27, 1999 included in Alexion Pharmaceuticals, Inc.'s Form 10-K for the year ended July 31, 1999 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP


Hartford, Connecticut
October 27, 1999